Exhibit 5.1

July 29, 2015

Cynapsus Therapeutics Inc.
828 Richmond Street West
Toronto, Ontario
Canada M6J 1C9

Dear Sirs/Mesdames:

Re:	Cynapsus Therapeutics Inc. – Registration Statement on Form S-8

We have acted as Ontario counsel to Cynapsus Therapeutics Inc. (the “Corporation”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), relating to the potential issuance and sale by the Corporation, from time to time, of up to 1,211,730 common shares of the Corporation (the “Shares”) issuable upon the exercise of stock options (“Options”) granted by the Corporation under its 2014 Amended and Restated Stock Option Plan (the “Plan”).

We have examined originals or copies, certified or otherwise to our satisfaction of such documents and considered such questions of law as we considered necessary as a basis for our opinion, including the Plan and resolutions of the board of directors of the Corporation approving the filing of the Registration Statement and the issuance of Shares upon the exercise of Options. In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise.

Our opinion is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Based on and subject to the foregoing, as of the date hereof, we are of the opinion that upon issuance of Shares upon the valid exercise of Options in accordance with the terms of the Plan, including receipt by the Corporation of payment in full for the Shares in respect of which such Options are exercised, such Shares will be validly issued as fully paid and non-assessable Shares.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act, or within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ Borden Ladner Gervais LLP